Exhibit 99.3

SUMMARY HISTORICAL CONDENSED CONSOLIDATED FINANCIAL DATA AND UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The table below sets forth:

•	our summary historical condensed consolidated financial data for the periods ended and at the dates indicated; and

•	the unaudited pro forma condensed combined financial data for Acadia giving effect to acquisitions completed by Acadia, including Acadia’s acquisition of CRC and Partnerships in Care, and the offering of new notes described in this offering memorandum.

We have derived the historical condensed consolidated financial data for each of the three years in the period ended December 31, 2014 from our audited consolidated financial statements incorporated by reference in this offering memorandum from our Annual Report on Form 10-K for the year ended December 31, 2014. We have derived the summary condensed consolidated financial data as of and for the six months ended June 30, 2014 and June 30, 2015 from our unaudited interim condensed consolidated financial statements incorporated by reference in this offering memorandum from our Quarterly Report on Form 10-Q for the six months ended June 30, 2015. The unaudited financial statements were prepared on a basis consistent with our audited financial statements and include, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for the fair statement of the financial information in those statements. The results for the six months ended June 30, 2015 are not necessarily indicative of the results that may be expected for the entire fiscal year.

The summary unaudited pro forma condensed combined financial information below as of and for the year ended December 31, 2014 and as of and for the twelve months ended June 30, 2015 gives pro forma effect, in each case as if they occurred on January 1, 2014, to the offering of new notes described in this offering memorandum and acquisitions completed by Acadia, including Acadia’s acquisition of CRC and Partnerships in Care.

The summary historical condensed consolidated financial data below should be read in conjunction with pro forma financial statements we have filed with the SEC on behalf of Acadia and in connection with our acquisitions of CRC and Partnerships in Care and the consolidated financial statements and the notes thereto of Acadia, CRC and Partnerships in Care included in, or incorporated by reference into, this offering memorandum.

	Year Ended December 31,			Pro Forma Year Ended December 31, 2014	Six Months Ended June 30,		Twelve Months Ended June 30, 2015	Pro Forma Twelve Months Ended June 30, 2015
	2012	2013	2014		2014	2015
				(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	(In thousands)
Income Statement Data:
Revenue before provision for doubtful accounts	$413,850	$735,109	$1,030,784	$1,824,492	$426,783	$835,956	$1,439,957	$1,889,470
Provision for doubtful accounts	(6,389)	(21,701)	(26,183)	(34,313)	(11,562)	(16,513)	(31,134)	(36,847)

Revenue	407,461	713,408	1,004,601	1,790,179	415,221	819,443	1,408,823	1,852,623
Salaries, wages and benefits(1)	239,639	407,962	575,412	994,169	240,048	449,173	784,537	1,028,669
Professional fees	19,019	37,171	52,482	110,406	21,273	52,456	83,665	118,765
Other operating expenses	70,111	128,190	171,277	306,567	74,074	142,548	239,751	320,588
Depreciation and amortization	7,982	17,090	32,667	62,542	11,371	28,030	49,326	64,600
Interest expense, net	29,769	37,250	48,221	112,698	19,437	50,195	78,979	114,360
Debt extinguishment costs	—	9,350	—	11,622	—	—	—	—
(Gain) loss on foreign currency derivatives	—	—	(15,262)	—	(13,735)	908	(619)	—
Transaction-related expenses	8,112	7,150	13,650	—	4,595	25,573	34,628	—
Goodwill and asset impairments	—	—	—	1,089	—	—	—	1,089

Income from continuing operations, before income taxes	32,829	69,245	126,154	191,086	58,158	70,560	138,556	204,552
Income tax provisions	12,325	25,975	42,922	61,148	22,680	22,125	42,367	65,457

Income from continuing operations	20,504	43,270	83,232	129,938	35,478	48,435	96,189	139,095
Income (loss) from discontinued operations, net of income taxes	(101)	(691)	(192)	(4,663)	31	3	(220)	(1,509)

Net income	$20,403	$42,579	$83,040	$125,275	$35,509	$48,438	$95,969	$137,586

Other Financial Data:
Pro forma EBITDA(2)				366,326				383,512
Pro forma adjusted EBITDA(3)				423,882				433,847
Cash interest expense(4)				101,241				102,485
Ratio of pro forma net debt to pro forma adjusted EBITDA(3)(5)								4.73	x
Ratio of pro forma adjusted EBITDA to pro forma cash interest expense(3)(4)								4.23	x

	As of June 30, 2015
	Actual	As Adjusted(6)
	(Unaudited)
	(In thousands)
Unaudited As Adjusted Condensed Combined Balance Sheet Data
Cash and cash equivalents	$34,572	$55,592
Total assets	3,926,385	3,927,803
Total debt	1,953,207	2,106,674
Total stockholders’ equity	$1,666,304	1,656,950

(1)	Salaries, wages and benefits include equity-based compensation expense of $2.3 million, $5.2 million, $10.1 million, $4.2 million and $9.2 million for the years ended December 31, 2012, 2013 and 2014, and the six months ended June 30, 2014 and 2015, respectively.
(2)	Pro forma EBITDA and pro forma adjusted EBITDA are reconciled to pro forma net income in the table below. Pro forma EBITDA and pro forma adjusted EBITDA are financial measures not recognized under GAAP. When presenting non-GAAP financial measures, we are required to reconcile the non-GAAP financial measures with the most directly comparable GAAP financial measure or measures. We define pro forma EBITDA as pro forma net income adjusted for loss (income) from discontinued operations, net interest expense, income tax provision and depreciation and amortization. We define pro forma adjusted EBITDA as pro forma EBITDA adjusted for equity-based compensation expense, debt extinguishment costs, transaction-related expenses and other non-recurring costs. See the table and related footnotes below for additional information.
(3)	We present pro forma adjusted EBITDA because it is a measure management uses to assess financial performance. We believe that companies in our industry use measures of pro forma EBITDA as common performance measurements. We also believe that securities analysts, investors and other interested parties frequently use measures of pro forma EBITDA as financial performance measures and as indicators of ability to service debt obligations. While providing useful information, measures of pro forma EBITDA, including pro forma adjusted EBITDA, should not be considered in isolation or as a substitute for consolidated statement of operations and cash flows data prepared in accordance with GAAP and should not be construed as an indication of a company’s operating performance or as a measure of liquidity. Pro forma adjusted EBITDA may have material limitations as a performance measure because it excludes items that are necessary elements of our costs and operations. In addition, “EBITDA,” “Adjusted EBITDA” or similar measures presented by other companies may not be comparable to our presentation, because each company may define these terms differently. See “Non-GAAP Financial Measures.”
(4)	Cash interest expense is defined as pro forma interest expense excluding amortization of financing fees and original issue discount.
(5)	Net debt is defined as total debt less cash and cash equivalents.
(6)	Adjusted to give effect to this offering, after deducting estimated initial purchasers’ discounts and commissions and estimated offering expenses payable by us and the use of proceeds to repay certain debt, assuming that the transactions closed on June 30, 2015. See “Unaudited Pro Forma Condensed Combined Financial Information.”

	Twelve Months Ended June 30, 2015	Pro Forma Six Months Ended June 30,		Pro Forma Year Ended December 31, 2014	Pro Forma Twelve Months Ended June 30, 2015
		2014	2015
	(Unaudited)
	(In thousands)
Reconciliation of Income from continuing operations to Adjusted EBITDA
Income from continuing operations	$96,189	$61,004	$70,161	$129,938	$139,095
Interest expense, net	78,979	56,092	57,754	112,698	114,360
Income tax provision	42,367	28,708	33,017	61,148	65,457
Depreciation and amortization	49,326	30,712	32,770	62,542	64,600

EBITDA	$266,861	$176,516	$193,702	$366,326	$383,512
Adjustments:
Equity based compensation(a)	15,137	5,721	15,399	24,304	33,982
Transaction related expenses(b)	34,628	—	—	—	—
Debt extinguishment costs(c)	—	11,622	—	11,622	—
Gain on foreign currency derivative(d)	(619)	—	—	—	—
Management fees(e)	—	1,220	226	2,270	1,276
Goodwill and asset impairment(f)	—	—	—	1,089	1,089
(Gain) loss on asset disposals(g)	—	295	22	1,546	1,273
Legal settlement costs(h)	—	138	—	146	8
Restructuring savings(i)	—	1,069	—	1,069	—
Habit acquisition synergies(j)	—	510	—	510	—
Cost synergy savings(k)	—	7,500	5,207	15,000	12,707

Adjusted EBITDA	$316,007	$204,591	$214,556	$423,882	$433,847

(a)	Represents the equity based compensation expense of Acadia of $15,137, $4,170, $9,249, and $10,058 and CRC of $18,845, $1,551, $6,150 and $14,246 for the twelve months ended June 30, 2015, the six months ended June 30, 2014 and 2015 and the year ended December 31, 2014.
(b)	Represents transaction related expenses for Acadia of $34,628 for the twelve months ended June 30, 2015.
(c)	Represents debt extinguishment costs related to CRC March 28, 2014 refinancing.
(d)	Represents the change in fair value of foreign currency derivatives purchased by Acadia related to its acquisition of Partnerships in Care on July 1, 2014 and United Kingdom acquisitions that occurred on April 1 and June 1, 2015.
(e)	Represents management fees paid by CRC to its private equity investor that were eliminated in connection with the acquisition of CRC.
(f)	Represents non-cash impairment of goodwill and other long-lived assets recorded by CRC.
(g)	Represents non-cash gains and losses incurred by CRC on disposal of assets of $295 ($308 of losses and $13 of gains), $22 of losses, $1,546 ($1,560 of losses and $13 of gains) and $1,273 of losses for the six months ended June 30, 2014 and 2015, the year ended December 31, 2014 and the twelve months ended June 30, 2015, respectively.
(h)	Represents legal settlement costs and legal fees incurred by CRC primarily related to the investigation by the Office of the Attorney General of the State of Tennessee at its New Life Lodge facility. Costs and expected settlement amounts were accrued in 2013 and the settlement was finalized and paid in April 2014.
(i)	Represents the costs savings associated with CRC’s restructuring of its corporate office in the first quarter of 2014 and the restructuring of its youth services in 2014 as if the restructuring occurred on January 1, 2014. These costs savings synergies related primarily to headcount reductions in youth programs as well as to the reduction of other corporate overhead expenses.
(j)	Represents the cost savings synergies associated with CRC’s acquisition of Habit Holdings, Inc., or Habit, of $510, which is reflected as an adjustment for the period prior to the March 1, 2014 acquisition date and pro-rated for the year ended December 31, 2014 and six months ended June 30, 2014.

(k)	Represents the pro forma effect of cost savings synergies associated with our acquisition of CRC of approximately $15,000 on a pro forma basis for the year ended December 31, 2014 and pro-rated for the six months ended June 30, 2014. For the six months ended June 30, 2015, the amount represents the amount of cost savings on a pro forma basis for the six months ended June 30, 2015 less actual savings realized subsequent to the CRC acquisition date and reflected in our historical financials for the six months ended June 30, 2015. These cost savings synergies relate primarily to headcount reductions as well as to the reduction in certain professional and outside service fees across various departments and other general and administrative expenses. The actual relative proportion of synergies achieved through workforce reductions and on-headcount savings could differ materially from these estimates. Actual cost savings, the costs required to realize the cost savings and the source of the costs savings could differ materially from these estimates, and we cannot assure you that we will achieve the full amount of costs savings on the schedule anticipated or at all. See “Risk Factors—If we are unable to successfully integrate CRC into our business, our business, financial condition and results of operations may be negatively impacted.”

We may not be able to achieve all of the expected benefits from the synergies and cost savings described in the table above. This information is inherently uncertain and is not intended to represent what our financial position or results of operations might be for any future period. See “Risk Factors—Our acquisition strategy exposes us to a variety of operation and financial risks—Benefits may not materialize.”